EXHIBIT 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Shearson American REIT, Inc., a Nevada corporation (the Company), hereby certify that:

To my knowledge, the quarterly report on Form 10-Q of the Company for the period ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2015	By:	/s/ John Williams
JOHN WILLIAMS
CHIEF EXECUTIVE OFFICER (Principal Executive Officer)

Dated: March 4, 2015	By:	/s/ John Williams
JOHN WILLIAMS
CHIEF FINANCIAL OFFICER (Principal Financial and Accounting Officer)